FOR IMMEDIATE RELEASE:
       Investor Contact:
       James F. Laird
					Chief Financial Officer
					614-255-3353
					E-mail: (jlaird@diamond-hill.com)

DIAMOND HILL INVESTMENTS
ANNUAL LETTER TO SHAREHOLDERS

March 16, 2007

Dear Fellow Shareholders,

In the long run, delivering excellent investment results for our clients will help to generate growth for our business and attract new clients and additional investments for us to manage. During 2006, we continued to experience strong growth in assets under management (AUM), reaching $3.7 billion by year end.
With an average AUM of $2.7 billion for the year, resulting in $32 million in revenue, our operating profit margin was 31% versus 14% in 2005. We believe that building an outstanding investment management firm is an ongoing effort that requires at least 10 years to evaluate. At the end of our sixth year, we are as energized and as dedicated to our investment philosophy as we were at Diamond Hill's inception in May 2000.

Our overall growth in AUM has been led by our long-short strategies, with the Diamond Hill Long-Short Fund becoming our largest mutual fund. We also experienced strong growth in AUM for our private investment funds. Because these funds provide for an incentive fee for Diamond Hill as the general partner, economics for this strategy are particularly attractive when our investment results are good.

Our primary corporate objective is to meet our fiduciary duty to clients. We measure our success by satisfying this criterion and are pleased that we continue to achieve this objective. Also, consistent with our duty to clients, we continue to reduce administration expenses for our mutual fund shareholders as the funds have grown and economies of scale are realized.

From a client return perspective, while each of our investment strategy's absolute return was good in 2006, it was the first time that not all exceeded their respective benchmarks for the calendar year. Our focus continues to be five-year returns, with the goal defined by rolling five-year periods in which:

* Client returns are sufficiently above relevant passive benchmarks,
* Client returns rank in the top quartile of similar strategies, and
* Absolute returns are sufficient for the risk associated with the asset class.

For our clients, our value proposition is:

* We are experienced investors,
* We employ a proven, intrinsic value discipline for our various strategies,and
* We have aligned our interests with our clients' through our personal investments in our own mutual funds and private investment partnership.

The last point is especially important. Like many of my colleagues, I have all of my invested net worth (excluding residential real estate) in either Diamond Hill stock or Diamond Hill funds. This helps keep us focused on our clients and shareholders.

Last year we achieved the oft-stated goal of AUM sufficient for scale, defined by an operating profit margin of 30%, which is the norm for all investment managers. Our current strategies have limited capacity, which we estimate at $10 to $15 billion. To reach that level of AUM, we must continue to provide excellent investment returns for our clients. At capacity, our operating profit margin could approximate 40%, which is the norm for the largest publicly owned investment management firms and reflects, we believe, a fair split of the economics of the business between owners and employees.

Human capital is the most important resource in the investment management business. A balancing of the economics between owners and employees is always important, especially in an industry that is not capital-intensive and heavily dependent on talented individuals. Attracting and retaining people can be more difficult in our industry, given the high percentage of a firm's value proposition that is attributable to key people.

The balancing effort is particularly challenging for Diamond Hill. Essentially a start-up in May 2000, we had the unusual legacy of being a publicly owned company, in contrast to the norm of partnership-like structures for firms of a similar size. Diamond Hill has been able to attract and retain quality people because of:

* Our investment-centric culture,
* Ownership in the business,
* Our central Ohio location, and
* Compensation now competitive on a national basis.

The last point is directly related to firm profitability levels, which in essence represent the balancing of the economics of the business between owners and employees. Industry norms are helpful benchmarks for evaluating the balancing effort. Additionally, it makes sense to enact a thoughtful alignment of incentives that may pertain more to our firm than others because of our ownership structure. On a fully diluted basis, employees and directors own approximately 31% of the firm. In contrast, many of our competitor firms are owned entirely by their employees.

Our second corporate objective is to fulfill our fiduciary duty to shareholders by growing the per share intrinsic value of the business at an appropriate risk-adjusted rate. Since May 2000, I estimate that intrinsic value per share compounded at a 30 to 50% annualized rate (of course, dependent on the starting and ending estimates used in such a calculation). Considering the cumulative accomplishments, a reasonable goal for the next five-year period is in the neighborhood of 12 to 18% annually. It should be emphasized that intrinsic value and stock market price rarely move in lock-step. We are focused on increasing the long-term intrinsic value of the company; however, we have no direct influence over short-term stock price levels and movements.

For investors in any business, it is always important to avoid paying a price higher than estimated intrinsic value, because doing so can result in an insufficient risk-adjusted return. In the short term, stock prices change largely based on investor psychology. Longer term, economics determine an investor's return, specifically:

* The investor's purchase price per share,
* The growth in the intrinsic value per share,
* Dividends received during the holding period, and
* The investor's selling price per share.

We currently do not pay a dividend to shareholders, primarily because it is necessary for Diamond Hill Capital Management, as the general partner, to have a substantial invested position in our private investment funds. Current and prospective investors consider it necessary that the general partner and its employees have committed capital alongside outside investors. We also have substantial amounts invested in our mutual funds, which has been important strategically and also provided excellent returns.

Our stock price recently eclipsed $100 per share, and some have asked about a stock split. On this point, we reference Warren Buffett, who believes stock splits are generally not a good idea because:

* The higher the stock price, the greater the likelihood of that price approximating intrinsic value per share,
* A company should encourage long-term shareholders so that their return on investment approximates the return on the underlying business, and
* There are administrative expenses associated with stock splits, with no economic benefits.

The frequently mentioned benefit of a stock split, increased liquidity, may result because a split could attract less experienced investors inclined to buy the stock simply because its price is lower. The resulting increase in turnover, in our view, serves no useful purpose to the company or its long-term shareholders.

As we have grown, we have received more inquiries from people interested in an investment in the stock of Diamond Hill, and our CFO, Jim Laird, has fielded most of these inquiries. We believe that we are meeting our obligation for full and fair disclosure given that our mutual funds report results daily, we file an AUM report monthly, file all SEC-required documents, and attempt clear and direct communication in our annual letter to shareholders. In addition, this year we are making our annual shareholder meeting accessible by teleconference for those not able to attend. Going forward, we will not be available for individual discussions with shareholders. Instead we suggest that investors write or e-mail questions to our CFO, and if appropriate we will address the question in future disclosures so all investors can benefit from the information.

Finally, I am confident that we would not have achieved our past successes, nor will we be successful in the future, without the ongoing exceptional efforts from our associates. As our firm has grown, we have added many individuals who bring not only highly developed skills but also the qualities that we value above all others: integrity, intelligence and energy. Encouraging a culture that gives every person the opportunity to enhance their professional skills and enjoy personal satisfaction are as important to our success as our investment philosophy.

I would like to thank my colleagues and our Board of Directors for their efforts and support and re-affirm that all of us at Diamond Hill Investment Group will continue our mission to build an excellent investment management firm for clients and owners alike.

Sincerely,


By: /s/ R. H. Dillon
-------------------------------
R. H. Dillon
President and Chief Executive Officer



About Diamond Hill:
       Diamond Hill provides investment management services to institutions and financial intermediaries seeking to preserve and build wealth. The firm currently manages mutual funds, separate accounts and private investment funds. For more information on Diamond Hill, visit www.diamond-hill.com.

Throughout this letter, the Company may make forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to such matters as growth of the Company's business, corporate objectives, prospects for achieving the critical threshold of assets under management, operating margins, economic trends (including interest rates and market volatility), intrinsic value of the Company's shares and similar matters. The words "believe," "expect," "anticipate," "estimate," "should", "could", "goal" and similar expressions identify forward-looking statements that speak only as of the date thereof. While the Company believes that the assumptions underlying its forward-looking statements are reasonable, investors are cautioned that any of the assumptions could prove to be inaccurate and accordingly, the actual results and experiences of the Company could differ materially from the anticipated results or other expectations expressed by the Company in its forward-looking statements. Factors that could cause such actual results or experiences to differ from results discussed in the forward-looking statements include, but are not limited to: the adverse effect from a decline in the securities markets; a decline in the performance of the Company's products; changes in interest rates; a general downturn in the economy; changes in government policy and regulation, including monetary policy; changes in the Company's ability to attract or retain key employees; unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations; and other risks identified from time-to-time in he Company's other public documents on file with the SEC.



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325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215
	614-255-3333  fax 614-255-3363